Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2026 by and between Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership,” and together with Sunstone, the “Company”), and David Klein (“Klein”).

WHEREAS, Klein is currently employed by the Company as its Executive Vice President, General Counsel, and Secretary; and

WHEREAS, Klein and the Company desire to specify the terms of the termination of Klein’s employment as an officer and employee of the Company and its subsidiaries and affiliates, including from his position as Executive Vice President, General Counsel, and Secretary of the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

TERMINATION OF EMPLOYMENT AND Employment AGREEMENT

1.1.Termination of Employment.  Effective as of May 31, 2026 (the “Separation Date”), Klein’s employment with, and position as an officer of, the Company and its subsidiaries and affiliates shall terminate.  In addition, Klein hereby tenders, and the Company hereby accepts, Klein’s resignation from any and all positions as a director or officer that Klein may hold with the Company’s subsidiaries or affiliates.  Klein agrees that, at the Company’s request, he shall take all actions reasonably requested by the Company to effectuate such resignation(s).
1.2.Termination of Employment Agreement.  As of the Separation Date, that certain Fifth Amended and Restated Employment Agreement, dated as of August 29, 2022, between Sunstone, the Operating Partnership and Klein (the “Employment Agreement”), shall automatically terminate and be of no further force and effect, and the Company shall have no further obligations thereunder; provided, however, that the covenants contained in Section 7 of the Employment Agreement (as modified by Section 4.1 below) and the provisions set forth in Sections 6, 11 and 12(b) of the Employment Agreement shall survive the termination of Klein’s employment and the termination of the Employment Agreement and shall remain in full force and effect in accordance with their terms, and Klein hereby acknowledges and reaffirms that he remains bound by such covenants and provisions.

accrued obligations; SEVERANCE

2.1.Accrued Obligations.  The Company shall, within thirty (30) days after the Separation Date (or such earlier date as may be required by applicable law), pay to Klein the aggregate amount of Klein’s (i) earned but unpaid wages through the Separation Date (ii)

unreimbursed business expenses incurred and substantiated in accordance with applicable Company policy through the Separation Date and (iii) accrued, unused vacation through the Separation Date (if any).  In addition, any other vested benefits accrued by Klein prior to the Separation Date under the employee benefit plans of the Company (if any) shall be paid or provided to Klein in accordance with, and as such obligations come due under, the terms of the applicable plan.
2.2.Severance.  In consideration of, and subject to and conditioned upon Klein’s timely execution and non-revocation of the Release (as defined below) and Klein’s continued compliance with the terms and conditions of this Agreement, including without limitation, the restrictive covenants referenced in Section 4 below (the “Restrictions”):
(a)Cash Severance.  The Company shall pay Klein an amount in cash equal to $1,500,000 less the aggregate Value of the Accelerated Equity Awards (each as defined below) (such reduced the amount, the “Cash Severance”).  The Cash Severance shall be paid in a lump-sum within 15 days following the date on which the Release (as defined below) becomes effective and irrevocable.  For purposes of this Agreement, (1) “Accelerated Equity Awards” shall mean the Restricted Shares and RSUs (each as defined below) that vest pursuant to Section 2.2(c)(i) and (ii) below, and (2) “Value”, with respect to an Accelerated Equity Award, shall mean an amount equal to the product of (x) the number of Restricted Shares or RSUs, as applicable, subject to such Accelerated Equity Award, times (y) the average of the closing trading prices of a share of the Company’s common stock for the twenty (20) consecutive trading days immediately preceding, and ending on, May 31, 2026.
(b)Benefit Continuation.  During the period commencing on the Separation Date and ending on the earlier to occur of (i) the 18-month anniversary of the Separation Date and (ii) the date on which Klein becomes eligible for coverage under the group health plan of a subsequent employer (of which eligibility Klein hereby agrees to give prompt notice to the Company), subject to Klein’s valid election to continue healthcare coverage under Section 4980B of the Internal Revenue Code and the regulations thereunder (together, the “Code”), the Company shall continue to provide, at the Company’s expense, Klein and his eligible dependents with coverage under its group health plans at the same levels as would have applied if Klein’s employment had not been terminated based on his elections in effect on the Separation Date (the “COBRA Coverage”), provided, however, that (x) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a) (5), or (y) the Company is otherwise unable to continue to cover Klein under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to 150% of each remaining Company subsidy shall thereafter be paid to Klein in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof).
(c)Equity Awards.  The Company and Klein acknowledge and agree that Klein currently holds the awards of performance-based restricted stock units (each an “RSU Award”) and time-based shares of restricted stock (the “Restricted Shares” and together with the RSU Awards, the “Equity Awards”) set forth on Exhibit A attached hereto, in each case, pursuant to the

Company’s 2022 Incentive Award Plan (the “2022 Plan”) and an applicable award agreement, and Klein further acknowledges that other than the Equity Awards set forth on Exhibit A, he currently has no outstanding equity or equity-based awards with respect to Sunstone, the Operating Partnership or any of their respective affiliates.  The Company and Klein agree that, notwithstanding anything contained in the Employment Agreement, the 2022 Plan or the applicable award agreements (each an “Award Agreement”) to the contrary, the Equity Awards will be treated as follows effective as of the Separation Date:
(i)Time-Based Awards.  (a) 36,925 Restricted Shares shall vest as of the Separation Date, and (b) each Restricted Share that remains unvested as of the Separation Date (after giving effect to the vesting set forth in the foregoing clause (a)), if any, shall automatically be cancelled and forfeited without payment of any consideration therefor and Klein shall have no further right or interest therein;
(ii)Performance-Based Awards.  (a) the RSU Awards shall vest as of the Separation Date with respect to 36,995 restricted stock units (“RSUs”) in the aggregate, all Dividend Equivalents (as defined in the applicable Award Agreement) granted in tandem with such RSUs that vest subject to this Agreement shall be forfeited and (b) except to the extent provided in clause (a) above, the RSU Awards, the RSUs subject thereto and all Dividend Equivalents  granted in tandem therewith shall automatically be cancelled and forfeited without payment of any consideration therefor and Klein shall have no further right or interest therein; and
(iii) Except as modified by this Section 2.2(c), the Equity Awards shall continue to be subject to the terms and conditions of the 2022 Plan and the applicable Award Agreement, which will remain in full force and effect.
2.3.Exclusivity of Benefits.  Except as expressly provided in Sections 2.1 and 2.2 of this Agreement, subject to the conditions contained therein, Klein shall not be entitled to any additional payments or benefits in connection with his employment or the termination thereof, or under or in connection with any contract, agreement or understanding between Klein and Sunstone, the Operating Partnership or any of their subsidiaries or affiliates (including, without limitation, the Employment Agreement).
3.	RELEASE OF CLAIMS

Klein agrees that, as a condition to Klein’s right to receive and retain the payments and benefits set forth in Section 2.2 above, Klein shall, within twenty-one (21) days following the Separation Date (and, for the avoidance of doubt, not prior to the Separation Date), execute and deliver to the Company a release of claims in the form attached hereto as Exhibit B (the “Release”). The parties agree that such twenty-one (21)-day review period shall not be extended by any material or immaterial changes to this Agreement or the Release. If Klein executes this Agreement and the Release prior to the end of such review period, Klein voluntarily waives the remainder of such review period.  Klein acknowledges and agrees that Klein’s right to receive the amounts set forth in Section 2.2 above shall be subject to and conditioned upon (i) Klein’s execution, delivery to the Company and non-revocation of the Release in accordance with this Section 3 and (ii) Klein’s continued compliance with the Restrictions.

4.	RESTRICTIVE COVENANTS

4.1.Reaffirmation of Restrictive Covenants.  Notwithstanding anything contained in this Agreement, Klein hereby reaffirms the covenants and provisions set forth in (i) Section 7 of the Employment Agreement, (ii) the Indemnification Agreement (as defined in the Employment Agreement and (ii) the Confidentiality Policy (as defined in the Employment Agreement) ((i) through (iii) collectively, the “Restrictive Covenants”), and acknowledges and agrees that the Restrictive Covenants shall survive the termination of Klein’s employment with the Company and shall remain in full force and effect in accordance with their terms, and Klein hereby acknowledges that he remains bound by such Restrictive Covenants. Klein further acknowledges and agrees that the consideration set forth herein is sufficient compensation for such Restrictive Covenants.
4.2.Protected Conduct.  Notwithstanding the foregoing, nothing in this Agreement, the agreements containing the Restrictive Covenants or the Employment Agreement is intended to or shall prevent Klein from (i) communicating directly with, cooperating with, or providing information (including trade secrets provided in confidence) to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission (the “SEC”), the U.S. Commodity Futures Trading Commission (the “FTC”),the U.S. Department of Justice (the “DOJ”) the U.S. National Labor Relations Board, or the U.S. Equal Employment Opportunity Commission) and receiving awards for cooperation the SEC, FTC or the DOJ, (ii) exercising any rights Klein may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Klein has reason to believe is unlawful. In addition, Klein acknowledges receipt of the following notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”
4.3.Remedies.  Klein acknowledges and understands that Section 4.1 and the other provisions of this Agreement are of a special and unique nature, the breach of which cannot be adequately compensated for in damages by an action at law, and that any breach or threatened breach of such provisions would cause the Company irreparable harm.  In the event of a breach or threatened breach by Klein of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach without the need to post bond therefor.  Nothing contained in this Section 4 shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Klein.  The provisions of Section 5.1 below relating to arbitration of disputes shall not be applicable to the Company to the extent it seeks a temporary or permanent injunction in any court to restrain Klein from violating Section 4.1 hereof.
5.	MISCELLANEOUS

5.1.Arbitration. Klein acknowledges and agrees that Klein shall remain bound by the obligations set forth in Section 12(b) of the Employment Agreement (the “Arbitration Provisions”). Klein agrees that, except as provided in Section 4.3 above, this Agreement (and all matters relating to or arising out of this Agreement, whether in contract, equity, tort or otherwise) shall be governed by the Arbitration Provisions.
5.2.Code Section 409A.
(a)To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder (from time to time collectively referred to as “Section 409A”).  Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits, including without limitation the amounts payable under Section 2.2 hereof, may be or become subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the payments and benefits from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 5.2(a) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.  Notwithstanding anything herein to the contrary, Klein expressly agrees and acknowledges that in the event that any taxes are imposed under Section 409A with respect to any payments or benefits under this Agreement, the payment of such taxes shall be solely Klein’s responsibility, and the Company shall have no liability for such taxes.
(b)If Klein is a “specified employee” (as defined in Section 409A), as determined by the Company in accordance with Section 409A, on the date of Klein’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), to the extent that the payments or benefits under this Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of such amounts to which Klein is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i), then the payment of such amounts shall be delayed and such portion delayed pursuant to this Section 5.2(b) shall be paid or distributed to Klein in a lump sum on the earlier of (i) the date that is six (6)-months and one day following Klein’s Separation from Service, (ii) the date of Klein’s death or (iii) the earliest date as is permitted under Section 409A (the “Six Month Delay”).  Any remaining payments due under the Agreement shall be paid as otherwise provided herein.
(c)Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, Klein shall not be considered to have terminated employment for purposes of this Agreement and no payments shall be due to Klein under this Agreement that are payable upon Klein’s termination of employment until Klein would be considered to have incurred a Separation from Service from the Company.  In addition, for purposes of this Agreement, each amount to be paid or benefit to be provided to Klein pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A and any payments described herein that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise.  Without limiting the foregoing, any right to a series of installment payments pursuant to this Agreement shall be treated as a right to a series of separate payments. Specifically, to the extent the provisions of Treasury Regulation Section 1.409A-1(b)(9) are applicable to any individual installment payment that becomes payable under this Agreement, the portion of the such payment that is less than the limit prescribed under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (or any successor provision) shall, to the extent permitted by Section 409A, be payable to Klein in the manner prescribed herein without regard to the Six Month Delay.
(d)To the extent that any payments or reimbursements provided to Klein under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such payments or reimbursements shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.
5.3.Recoupment.  Notwithstanding any other provision of this Agreement to the contrary, Klein acknowledges that he will be subject to any clawback or recoupment policies adopted by the Company, including policies adopted pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other law or the listing requirements of any national securities exchange on which the shares of the Company may be listed.
5.4.Cooperation.  Klein agrees that, after the Separation Date, upon the request of the Company, Klein shall reasonably cooperate with and assist the Company in undertaking and preparing for legal, regulatory and/or other proceedings, in any case, relating to any affairs of the Company and/or its affiliates and subsidiaries with respect to which Klein was involved during or gained knowledge of during his employment with the Company.

5.5.Withholding.  Klein shall be liable for all income taxes incurred with respect to all benefits provided under this Agreement.  All payments required to be made to Klein under this Agreement shall be subject to withholding of amounts relating to income tax, excise tax, employment tax and other payroll taxes to the extent determined by the Company to be required to be withheld pursuant to applicable law or regulation.

5.6.Severability.  In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

5.7.Successors and Assigns.  The rights of the Company under this Agreement may, without the consent of Klein, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company.  Any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company shall assume and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.  Klein shall not be entitled to assign any of Klein’s rights or obligations under this Agreement.  This Agreement shall inure to the benefit of and be enforceable by Klein’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5.8.Final and Entire Agreement; Amendment.  This Agreement, together with the Release, represents the final and entire agreement among the parties with respect to the subject matter hereof and replaces and supersedes all other agreements, negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof.  Any amendment to this Agreement must be in writing, signed by duly authorized representatives of the parties, and stating the intent of the parties to amend this Agreement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Klein or others. In no event shall Klein be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Klein under any of the provisions of this Agreement and, except as expressly provided, such amounts shall not be reduced whether or not Klein obtains other employment.

5.9.Full Settlement.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Klein may have against the Company or others.

5.10.Consultation with Counsel.  Klein acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.  Without limiting the generality of the foregoing, Klein acknowledges that he has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to him of this Agreement and the payments hereunder, and that he is relying solely on the advice of his independent advisors for such purposes.

5.11.Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

5.12.Notices.  Any notice to be given under the terms of this Agreement shall be in writing and may be delivered personally, by telecopy, telex or other form of written electronic transmission, by overnight courier or by registered or certified mail, postage prepaid, and shall be addressed as follows:

If to Klein:  To the address most recently on file in the payroll records of the Company.

If to the Company:

Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, California 92656

Attn: Corporate Secretary

with a copy to:

Latham & Watkins

355 South Grand Ave., Suite 100

Los Angeles, California 90071-1560

Attn: Steven Stokdyk, Esq.

Either party may hereafter notify the other in writing of any change in address.  Any notice hereunder shall be deemed duly given when received by the person to whom it was sent.

5.13.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KLEIN

/s/ David Klein
David Klein

SUNSTONE HOTEL INVESTORS, INC.

By:	/s/ Bryan A. Giglia
Name:	Bryan A. Giglia
Title:	Chief Executive Officer

SUNSTONE HOTEL PARTNERSHIP, LLC

By:	/s/ Bryan A. Giglia
Name:	Bryan A. Giglia
Title:	Chief Executive Officer

EXHIBIT A

Prior Awards

Grant Date	Number of Shares*	Award Type	Plan
February 12, 2024	5,441	RSA	2022 Plan
February 10, 2025	10,766	RSA	2022 Plan
February 11, 2026	20,718	RSA	2022 Plan
February 12, 2024	48,974	RSU	2022 Plan
February 10, 2025	48,450	RSU	2022 Plan
February 11, 2026	62,155	RSU	2022 Plan

*With respect to performance-based restricted stock unit awards, reflects the target number of shares that may be earned.

EXHIBIT B

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Sunstone Hotel Investors, Inc., a Maryland corporation, Sunstone Operating Partnership, LLC, a Delaware limited liability company and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment, any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.  Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 2.2 of that certain Separation Agreement, dated as of May 1, 2026, between Sunstone Hotel Investors, Inc., Sunstone Operating Partnership, LLC and the undersigned (the “Separation Agreement”), (ii)  to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT: AND

(C)HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, provided, however, that this paragraph shall not apply to a Claim solely to the extent the undersigned challenges the effectiveness of the release as to claims under the Age Discrimination in Employment Act.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this           day of _____ 2026.

David Klein